UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	October 27, 2009
Ideation Acquisition Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33800	77-0688094

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1105 N. Market Street, Suite 1300, Wilmington, Delaware	19801

(Address of Principal Executive Offices)	(Zip Code)
(310) 694-8150

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On October 27, 2009, at a special meeting of the stockholders of Ideation Acquisition Corp. (“Ideation”), the stockholders of Ideation approved an amendment to Section D of Article Sixth of Ideation’s Amended and Restated Certificate of Incorporation to provide conversion rights to holders of shares issued in Ideation’s initial public offering upon approval of the business combination with SearchMedia International Limited, regardless of whether such holder votes for or against the business combination. On October 27, 2009, Ideation filed with the Secretary of State of the State of Delaware a Certificate of Amendment to its Amended and Restate Certificate of Incorporation. A copy of the Certificate of Amendment is filed as Exhibit 3.1 to this report and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.
3.1	Certificate of Amendment to Ideation’s Amended and Restated Certificate of Incorporation, filed on October 27, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 29, 2009	IDEATION ACQUISITION CORP.
/s/ Robert N. Fried
Robert N. Fried
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Certificate of Amendment to Ideation’s Amended and Restated Certificate of Incorporation, filed on October 27, 2009.

4